Exhibit 10.2

CONFORMED EXECUTION COPY

FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT

This First Amendment to the Securities Purchase Agreement (the “Amendment”) is entered into effective as of February 16, 2010, by and among Cascade Bancorp, an Oregon corporation, (the “Company”) and BOTC Holdings LLC, a Delaware limited liability company (the “Investor”) and amends that certain Securities Purchase Agreement, dated October 29, 2009 (the “Agreement”), between the Company and Investor. All capitalized terms not defined herein shall have the meaning ascribed to such term in the Agreement.

RECITALS

A.           The Agreement contemplated that concurrently with the Closing, the Company would close a Public Offering.

B.           On December 23, 2009, the Company withdrew its registration statement relating to the proposed Public Offering.

C.           In lieu of raising capital through a Public Offering, the Company now desires to raise capital by issuing and selling Common Shares through other, additional private placements, in addition to the previously contemplated Other Private Placements, and the Company and the Investor desire to amend the Agreement to reflect the same.

D.           Concurrently herewith, the Company and other parties to the previously executed Other Securities Purchase Agreements will execute an amendment to said agreements to reflect the foregoing.

AMENDMENT

In consideration of the mutual promises and undertakings described in this Amendment, the Company, Investor and the other parties hereto, intending to be legally bound, agree as follows:

1.     Purpose. The purpose of this Amendment is to amend and supplement the terms and conditions set forth in the Agreement by incorporating the additional provisions set forth below.

2.     Amendment to all references to “Public Offering”.  The Agreement is amended by deleting all references to the defined term “Public Offering” and replacing all such references with the term “Additional Investments,” which term is defined below.

3.     Amendment to Recital C.  Recital C of the Agreement is amended by deleting current Recital D in its entirety and replacing it with the following new Recital C:

C.           Additional Investments. Concurrently with the investment contemplated herein and the Other Private Placements, the Company will sell Common Shares in private placements to other investors under separate written agreements, with the closing of such transactions to occur simultaneously with the closing of the transaction described herein and the Other Private Placements (the “Additional Investments”).

4.     Amendment to Section 1.2.

(a)         Amendment to Subsection 1.2(a).  The Agreement is amended by deleting current Section 1.2(a) in its entirety and replacing it with the following new Section 1.2(a):

(a) Subject to the satisfaction of the conditions to the closing set forth in Section 1.2(c), the closing shall take place simultaneously with the closing of the Additional Investments and the Other Private Placements or as shall be agreed upon in writing by the parties hereto, at the offices of the Company located at 1100 NW Wall Street, Bend, Oregon 97701 or such other location as agreed by the parties in writing (the “Closing”).  The date of the Closing is referred to as the “Closing Date.”  Subject to the satisfaction of the conditions described in Section 1.2(c), at the Closing, the Company will deliver to the Investor one or more certificates representing such number of whole shares of Common Stock (the “Purchased Shares”) determined by dividing (i) $40,000,000  by the lesser of (A) $0.87 per share and (B) the lowest price per share that the Company sells Common Stock in any of the Other Private Placements or Additional Investments, against payment by the Investor of $40,000,000 (the “Purchase Price”) by wire transfer of immediately available United States funds to a bank account designated by the Company; provided, that if the Purchased Shares would be equal to or greater than 25% of any class of Voting Securities (as defined in the BHC Act) of the Company outstanding at such time (assuming, for this purpose only, full conversion of all securities owned by such Investor and its Affiliates that are convertible into or exercisable for Voting Securities and no conversion by other holders of such convertible securities), then Investor shall purchase the highest number of shares of Common Stock at the Per Share Purchase Price (and the Purchase Price shall be reduced accordingly) such that the Investor will not be deemed to own, control or have the power to vote, for purposes of the BHC Act (as defined below) or the CBC Act (as defined below) and the rules and regulations promulgated thereunder, 25% or more of any class of Voting Securities (as defined in the BHC Act) of the Company outstanding at such time (assuming, for this purpose only, full conversion of all securities owned by such Investor and its Affiliates that are convertible into or exercisable for Voting Securities and no conversion by other holders of such convertible securities) or otherwise to be deemed to acquire control of the Company for purposes of the BHC Act or any other federal or state banking laws or regulations promulgated thereunder.

(b)         Amendment to Subsection 1.2(b).  The Agreement is amended by deleting current Section 1.2(b) in its entirety. The Agreement is further amended such that all references to the “Securities” in the Agreement shall refer to the Purchased Shares.

(c)         Amendment to Subsection 1.2(c).  The Agreement is amended by deleting current Section 1.2(c)(1)(vii) in its entirety and replacing it with the following new Section 1.2(c)(1)(vii):

(vii)     the Company shall have reimbursed the Investor for out-of-pocket fees and expenses incurred by the Investor in connection with the transaction contemplated hereby and with any proposed financing thereof, including, but not limited to, fees and disbursements of legal counsel, accounting and financial advisors, credit review and investment banking advisors, up to $1,591,017 in the aggregate, which amount includes $1,391,017 incurred prior to the date of the Amendment to this Agreement for which the Company shall have reimbursed the Investor $1,219,274 prior to the execution of the Amendment;

(d)         Amendment to Subsection 1.2(c).  The Agreement is amended by deleting current Sections 1.2(c)(1)(ix) and 1.2(c)(1)(x) each in its entirety.

5.     Amendment to Section 3.1.  The Agreement is amended by deleting current Section 3.1(c) in its entirety.

6.     Amendment to Section 3.2.  The Agreement is amended by deleting current Section 3.2 in its entirety and replacing it with the following new Section 3.2:

3.2           Expenses.  Immediately prior to the execution of this Amendment, the Company shall directly reimburse the Investor for all out-of-pocket fees and expenses incurred prior to the execution of this Amendment in connection with due diligence efforts, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents, including, but not limited to, the Investor’s accounting, financial and investment banking advisors, legal counsel and credit review, but excluding the purchase or exercise price for any of the securities in the aggregate amount of $1,219,274 and Investor agrees to defer payment of fees incurred prior to the execution of this Amendment in the amount of $171,743, which amount shall be paid in accordance with subsection (i) below.  On the earlier of the Closing Date and the termination of this Agreement, other than a termination under circumstances that are directly and solely attributable to a material breach by the Investor, the Company shall directly reimburse the Investor for (i) fees incurred prior to the execution of this Amendment, payment of which was deferred by Investor, in the aggregate amount of $171,743 and (ii) all out-of-pocket fees and expenses incurred in connection with due diligence efforts, the negotiation and preparation of this Amendment and the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents, including, but not limited to, the Investor’s accounting, financial and investment banking advisors, legal counsel and credit review, but excluding the purchase or exercise price for any of the Securities, in an aggregate amount not to exceed $200,000.  The Company shall be responsible for all closing and annual administrative fees and expenses, including all costs incurred to register the Registrable Securities and to obtain the Stockholder Approvals, the fees and expenses of any Company advisors (including Company counsel, the Company’s accounting and financial advisors and other professional fees), SEC registration fees and related expenses, and fees and expenses of any broker or finders.  Other than as set forth in this Section 3.2 and Section 4.6(b), each of the parties will bear and pay all other costs and expenses incurred by it or him or on its or his behalf in connection with the transactions contemplated under this Agreement.

7.     Amendment to Section 5.1.

(a)          Amendment to Subsection 5.1(b).  The Agreement is amended by deleting current Section 5.1(b) in its entirety and replacing it with the following new Section 5.1(b):

(b)      by the Company, upon written notice to the Investor, in the event that the conditions of Closing set forth in Section 1.2(c)(2) are not satisfied on or before May 31, 2010;

(b)          Amendment to Subsection 5.1(c).  The Agreement is amended by deleting current Section 5.1(c) in its entirety and replacing it with the following new Section 5.1(c):

(c)      by the Investor, upon written notice to the Company, in the event that the conditions of Closing set forth in Section 1.2(c)(1) are not satisfied on or before May 31, 2010;

8.    Addition of Section 4.12.  The Agreement is amended by adding the following Section 4.12:
MFN Provision.  If the Company, in connection with the Other Private Placements or the Additional Investments enters into an agreement that contains terms more favorable to any investor than the terms provided to the Investor under this Agreement, then the Company will modify or revise the terms of this Agreement in order for the transaction contemplated hereby to reflect any more favorable terms provided to any other investors in connection with the Other Private Placements or the Additional Investments.

9.    Conflict.  To the extent there is a conflict between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment will govern.

10.  No Further Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. The Company and Investor hereby ratify their respective obligations thereunder.

11.  Third Party Beneficiaries.  This Amendment is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied will give or be constructed to give to any other person or entity any legal or equitable rights hereunder.

12.  Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Amendment and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

13.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.  Counterparts and Facsimile. For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same instrument.  Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment dated as of the date first set forth above.

CASCADE BANCORP

By:	/s/
Name: G.D. Newton
Title: EVP/CFO

BOTC HOLDINGS LLC

By:	/s/
	Name:	Timothy Kacani
	Title:	Authorized Signatory